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                                                                    Exhibit 99.2

                                AMENDMENT NO. 1
                                      to
                               RIGHTS AGREEMENT

     AMENDMENT NO. 1 dated as of January 24, 1995 (this "Amendment") between SANTA FE PACIFIC CORPORATION, a Delaware corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York trust company (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent have previously entered into that certain Rights Agreement dated as of November 28, 1994 between the Company and the Rights Agent (the "Rights Agreement"); and

     WHEREAS, the Boards of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as hereinafter set forth and have duly approved this Amendment and authorized its execution and delivery.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Rights Agreement, and each reference in the Rights Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby.

     2. Section 1 of the Rights Agreement is hereby amended by deleting the percentage "10%" wherever such percentage appears therein and inserting the percentage "15%."

     3. Section 3 of the Rights Agreement is hereby amended by deleting the percentage "10%" wherever such percentage appears therein and inserting the percentage "15%."

     4. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

     5. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     6. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.

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   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                      SANTA FE PACIFIC CORPORATION

                                      By        /s/ Robert D. Krebs
                                         ------------------------------------
                                         Title: Chairman, President and
                                         Chief Executive Officer

                                      FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                      By         /s/ Andrew J. Lynch
                                         ------------------------------------
                                         Title: President




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